1996 NONEMPLOYEE
DIRECTOR STOCK OPTION PLAN

Franklin Electric Co., Inc.

November 1995





CONTENTS



Article 1. Establishment, Purpose, and Duration

Article 2. Definitions and Construction

Article 3. Administration

Article 4. Shares Subject to the Plan

Article 5. Eligibility and Participation

Article 6. Nonqualified Stock Options

Article 7. Change in Control

Article 8. Amendment, Modification, and Termination

Article 9. Miscellaneous




FRANKLIN ELECTRIC CO., INC.
1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
     1.1. ESTABLISHMENT OF THE PLAN. Franklin Electric Co., Inc., an Indiana corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "1996 Franklin Electric Co., Inc. Nonemployee Director Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and provisions set forth herein.

     Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares of the Common Stock present and entitled to vote at the Annual Meeting at which a quorum is present, the Plan shall become effective as of April 1, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

     1.2. PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

     1.3. DURATION OF THE PLAN. The Plan shall commence on April 1, 1996 and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to
Article 8.1 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 30, 2006.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION
     2.1. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means a grant of Nonqualified Stock Options under this Plan.

     (b) "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (d) "Board" or "Board or Directors" means the Board of Directors of Franklin Electric Co., Inc., and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

     (e) "Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

               (i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or

               (iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

          However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Company" means Franklin Electric Co., Inc., an Indiana corporation, and the Company's subsidiaries, as well as any successor to any such entities, as provided in Section 9.3 herein.

     (h) "Director" means any individual who is a member of the Board of Directors of the Company.

     (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.

     (j) "Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of this Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

     (l) "Fair Market Value" means the closing sale price of a Share on the principal securities exchange on which the Shares are publicly traded, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     (m) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who has never otherwise been an Employee of the Company.

     (n) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to meet the requirements of Code Section 422.

     (o) "Option" means a Nonqualified Stock Option granted under this Plan.

     (p) "Participant" means a Nonemployee Director of the Company who has outstanding an Award granted under the Plan.

     (q)  "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (r) "Shares" means the $.10 par value common stock of the Company.

     (s) "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

     2.2. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION
     3.1. THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, subject to the restrictions set forth in this Plan.

     3.2. ADMINISTRATION BY THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the sole and exclusive power to determine Plan eligibility, or to determine the number, the purchase price, the vesting period, or the frequency and timing of Awards to be made under the Plan to any Participant (all such determinations are automatic pursuant to the provisions of this
Plan).

     3.3. DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN
     4.1.  NUMBER OF SHARES. Subject to adjustment as provided in
Section 4.3 herein, no more than ninety thousand (90,000) Shares shall be eligible for purchase by Participants pursuant to Options granted under this Plan.

     4.2. LAPSED AWARDS. If any Option granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again shall be available for the grant of an Option under the Plan.

     4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of and/or price of Shares subject to outstanding Options granted under this Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Option shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION
     5.1. ELIGIBILITY. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

     5.2. ACTUAL PARTICIPATION. Subject to the provisions of Article 6 of this Plan, all Nonemployee Directors shall receive grants of Options upon election and/or reelection to serve on the Board of Directors.

ARTICLE 6. NONQUALIFIED STOCK OPTIONS
     6.1. GRANTS OF OPTIONS. Subject to the limitation on the number of Shares subject to this Plan, each individual who is not an Employee and who is elected or reelected during the term of this Plan by the stockholders of the Company to serve on the Board of Directors, shall be granted an Option to purchase three thousand (3,000) Shares upon each such election and/or reelection to serve on the Board.

     6.2. LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Section 6.1, no additional Options shall be granted under this Plan.

     6.3. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, and the number of Shares available for purchase under the Option as set forth in this Plan.

     6.4. OPTION PRICE. The purchase price per Share available for purchase under an Option shall be equal to the Fair Market Value of such Share on the date the Option is granted.

     6.5.  DURATION OF OPTIONS. Each Option shall expire on the tenth
(10th) anniversary date of its grant.

     6.6. VESTING OF SHARES SUBJECT TO OPTION. Participants shall be entitled to exercise Options at any time and from time to time, within the time period beginning one (1) year after grant of the Option, and ending ten (10) years after grant of the Option, and according to the following vesting schedule: one-third of the Options shall vest on each of the first, second, and third anniversaries of the date of grant of the Options.

     6.7. PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

     6.8. TERMINATION OF SERVICE ON BOARD OF DIRECTORS DUE TO DEATH OR DISABILITY. In the event the service of a Participant on the Board is terminated by reason of death or Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of death (or as of the date that the definition of Disability is satisfied, as applicable) immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan).

     To the extent an Option is exercisable as of the date of death (or as of the date that the definition of Disability is satisfied, as applicable), it shall remain exercisable at any time prior to its expiration date, or for two (2) years after the date of death (or the date that the definition of Disability is satisfied, as applicable), whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

     6.9. TERMINATION OF SERVICE ON BOARD OF DIRECTORS FOR OTHER REASONS. If the service of the Participant on the Board shall terminate for any reason other than for death or Disability, any outstanding Options held by the Participant that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan).

     To the extent an Option is exercisable as of the date of termination of the Participant's service on the Board, it shall remain exercisable at any time prior to its expiration date, or for six (6) months after the date the Participant's service on the Board terminates, whichever period is shorter.

          6.10. NONTRANSFERABILITY OF OPTIONS. No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

          6.11. RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

ARTICLE 7. CHANGE IN CONTROL
     In the event of a Change in Control of the Company, all Options granted under this Plan that are still outstanding and not yet vested and exercisable, shall become immediately one hundred percent (100%) vested and exercisable in each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Option, as such life is provided herein, and within the provisions of the related Award Agreements. All Options that are exercisable as of the Change in Control shall remain as such for the remaining life of the Options.

ARTICLE 8. AMENDMENT, MODIFICATION, AND TERMINATION
     8.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which fails to comply with the exemptions available under Rule 16b-3 of the Exchange Act, including any successor to the Rule, shall be effective.

          8.2. OPTIONS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding the Option.

ARTICLE 9. MISCELLANEOUS
     9.1. INDEMNIFICATION. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     9.2. BENEFICIARY DESIGNATION. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     9.3. SUCCESSORS. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     9.4. REQUIREMENTS OF LAW. The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     9.5. GOVERNING LAW. To the extent not preempted by Federal law, this Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.